BT FINANCIAL CORPORATION
           KEY EMPLOYEE INCENTIVE COMPENSATION PLAN


                          ARTICLE I.

PURPOSE.

     The purposes of this BT Financial Corporation Executive Incentive Compensation Plan (the "Key Management Incentive Plan") are to enhance shareholder value and to contribute to the growth and earnings of BT Financial Corporation, its subsidiaries and affiliates (collectively, the "Corporation") by directing key employees of the Corporation to attain corporate and individual performance goals set from year to year by the Executive Committee. Direction is provided to key employees in the form of incentive awards contingent upon the level of actual achievement of both Corporation and individual goals.

                          ARTICLE II.

                          DEFINITIONS.

     2.1 "Administrative Committee" shall mean the CEO and such other officers of the Corporation as the Executive Committee may designate from time to time. Members of the Administrative Committee (other than the CEO) shall serve at the pleasure of the Executive Committee.

     2.2 "Attained Bonus Pool" shall mean the amount to be awarded as Incentive Awards under the Plan for a particular Plan
Year after determination of the actual achievement and relative weight of the respective Targets comprising the Corporate
Objectives for that Plan Year.

     2.3 "Beneficiary" shall mean a person or persons a Participant has designated, by filing an election with the Administrative Committee, substantially in the form of Schedule A attached hereto, to receive his or her Incentive Award, to the extent payable, in the event of his or her death. If no Beneficiary has been designated, or if a Participant's Beneficiary has predeceased the Participant, the Participant's spouse or, if none, the Participant's children or, if none, the Participant's estate, shall be deemed to be the Participant's Beneficiary.

     2.4 "Board" shall mean the Board of Directors of the Corporation.

     2.5 "Bonus Pool" shall mean the aggregate amount, denominated in cash, shares of Common Stock or a combination of cash and shares of Common Stock as described in Article V, available to pay Incentive Awards if all Corporate Objectives are achieved for a particular Plan Year as determined by the Executive Committee, in its discretion, at or near the commencement of that Plan Year, or, for the initial Plan year, the portion of the Plan Year following adoption of this Plan.

     2.6  "Chief Executive Officer" or "CEO" shall mean the Chief
Executive Officer of the Corporation.

     2.7 "Common Stock" shall mean a share of common stock, par value $5.00 per share, of the Corporation.

     2.8 "Corporation" shall mean BT Financial Corporation, its subsidiaries, affiliates, successors and assigns.

     2.9 "Corporation Objectives" shall mean, for Plan Year, collectively the Targets for ROE, EPS, Efficiency Ratios and such other criteria as the Executive Committee shall determine appropriate for a particular Plan Year.

     2.10 "Current Salary" shall mean, with respect to any Participant, the annual rate of base salary the Participant is receiving from the Corporation on the last day of the relevant
PlanYear.

     2.11 "Earnings Per Share" or "EPS" shall mean the earnings of the Company, as determined under applicable accounting principles and announced to the shareholders for a particular
Plan Year divided by the number of issued and outstanding shares of Common Stock.

     2.12 "Efficiency Ratios" shall mean noninterest expense of the Bank (without regard to loan losses or nonrecurring items) divided by tax equivalent net interest income plus noninterest income (without regard to gains on securities).

     2.13 "Eligible Participant" shall mean a Key Employee who has been designated as a Participant for a particular Plan Year and, for such Plan Year has received an Individual Rating of at least Very Capable.

     2.14 "Executive Committee" shall mean the Executive Committee of the Board of Directors of the Corporation. As of the date of the adoption of this Plan, the Executive Committee and the Compensation Committee of the Board of Directors is comprised of the same persons.

     2.15 "Fiscal Year" shall mean the calendar year; provided, however, the term "Fiscal Year" shall only refer to such periods for which incentive compensation may be paid under this Plan.

     2.16 "Key Employees" shall mean those employees of the Corporation who, with respect to a particular Plan Year, are deemed to hold positions which may substantially influence the attainment of Corporate Objectives.


     2.17 "Incentive Award" shall mean the payment a Participant would be entitled to receive from the Corporation under the terms of this Plan with respect to a Fiscal Year.

     2.18 "Individual Rating" shall mean the rating received by a Participant with respect to a particular Plan Year under the Corporation's Management Performance Appraisal System (or successor thereto as then in effect).

     2.19 "Participant" shall mean a Key Employee who has been granted the right to receive an Incentive Award under this Plan for the relevant Fiscal Year.

     2.20 "Plan" or "Key Management Plan" shall mean this BT
Financial Corporation Key Employee Incentive Compensation Plan, as amended from time to time.

     2.21 "Plan Year" shall mean the Fiscal Year.

     2.22 "Return on Equity" or "ROE" shall mean the ratio of consolidated net income of the Corporation for the Fiscal Year to the average of the total equity of the Corporation. The methodology for calculating Net Return Equity shall be prescribed by the Executive Committee and as consistent with the method used by the Corporation for reporting to shareholders. The Executive Committee shall determine the level of Return on Equity in consultation with the Corporation's officers and advisers.

     2.23 "Targets" shall mean the level of EPS, ROE and Efficiency Ratios, respectively, to be attained in a particular
Plan Year as a precondition to making some or all of the Bonus
Pool available for the payment of bonuses to Qualified
Participants.

     2.24 "Termination for Cause" shall mean the termination of employment of a Participant by the Corporation as a result of (I) the continued failure, after notice, of the Participant to render services to the Corporation (or any of its Subsidiaries) in accordance with the terms of his employment, which failure amounts to gross neglect of his duties to the Corporation (or any of its Subsidiaries), or (ii) the commission by the Participant of an act of fraud or embezzlement against the Corporation (or any of its Subsidiaries) or of an act which he knew to be in gross violation of his duties to the Corporation (or any of its Subsidiaries), or (iii) an indictment for a felony provided the Participant is subsequently convicted of or enters a plea of nolo contendere to such felony or any lesser included or related offense.
                          ARTICLE III.

           ADMINISTRATION AND OPERATION OF THE PLAN.

     3.1 Executive Committee. The Executive Committee shall have the authority to adopt, amend and rescind rules and regulations relating to the Plan and its operation and shall have all authority and discretion to take any and all actions the Executive Committee deems necessary or appropriate for the administration of the Plan. All determinations of the Executive Committee shall be final and binding upon the Corporation and each employee of the Corporation, whether or not then a Participant. At or near the commencement of each Fiscal Year (or for the Fiscal Year in which the Plan is adopted, at or near the date the Plan is adopted), the Executive Committee shall determine whether a Bonus Pool will be formed for the following Fiscal Year. If the Executive Committee determines that a Bonus Pool will be formed for a Fiscal Year, the Executive Committee will promptly provide notice to the CEO and, in connection with the Corporation's budgeting process for a particular Plan Year, the Executive Committee shall:

     (a) determine those Key Employees of the Corporation who will be Participants in the Plan eligible to be considered for an Incentive Award for that Plan Year as further described in
Article IV;

     (b)  determine the amount of the Bonus Pool for that Plan
Year and the portion, if any, of that Bonus Pool which shall be paid in shares of Common Stock as further described in Article V;

     (c ) determine the Corporation Objectives upon which Incentive Awards will be made with respect to the Plan Year as further described in Section 6.1;

     (d) determine the level of Individual Performance which will entitle a Participant for an Incentive Award under the Plan, provided, however, the minimum level of Individual Performance which may be set by the Executive Committee shall be an Individual Rating of "Very Capable" under the Corporation's Management Performance Appraisal System (or its equivalent in the event of change in rating systems) as further described in
Section 6.2; and

     (e) prescribe such limitations, restrictions and conditions (in addition to those set forth in Article IX of the Plan) upon Incentive Awards as the Executive Committee shall deem appropriate.

The foregoing factors shall be announced to each Participant at or near the beginning of the Fiscal Year in a form substantially similar to the form attached hereto as Schedule B, provided, however, for the Fiscal Year in which the Plan is initially adopted, the Executive Committee may defer the determination of the amount of the Bonus Pool for such year and notification to the Participants until such time as the Executive Committee determines appropriate, in its discretion.

     At the time set forth in Article VII, the Executive
Committee shall review the Individual Ratings of Participants and the financial performance of the Corporation as compared to the Targets comprising the Corporate Objectives for the Plan Year and:

     (I) determine which, if any, of the Targets have been achieved and the amount of the Attained Bonus Pool, as further described in Section 7.1;

     (II) determine which, if any, Participants are Eligible
Participants as further described in Section 7.2;

     (III) calculate the Incentive Awards, if any, due to one or more Participants as further described in Section 7.3;

     (IV) determine the time of payment of Incentive Awards hereunder; and

     (V) determine whether any Special Awards are appropriate as further described at

                           Article XII.

     It is the intent of the Board of Directors of the Corporation that the processes used by the Executive Committee under this Plan shall be consistent with the Corporation's budget and base salary processes as then in effect, that the Individual and Corporation Objectives, as well as each individual Target forming a part thereof, shall be consistent with the Corporation's plans and goals for the particular Fiscal Year and, accordingly, that the Incentive Awards paid under the Plan for a Plan Year shall reflect the actual attainment of Corporation and Individual Objectives for the Fiscal Year. To promote consistency in process and result, the Executive Committee shall give great weight to the recommendations of the CEO.

     3.2 The "CEO". In connection with each Plan Year for which a Bonus Pool is formed, the CEO shall make recommendations to the Executive Committee as to each of the matters set forth in
Section 3.1 and shall assist the Executive Committee in the administration of the Plan to the extent determined appropriate by the Executive Committee. The CEO shall make neither a recommendation nor determination affecting the CEO's Incentive Award or any of the factors upon which the CEO's Incentive Award may be based, provided, however, use of factors and considerations developed in the Corporation's budgeting and compensation planning processes as they relate to the CEO shall not be deemed a recommendation of determination by the CEO notwithstanding the CEO's involvement in or review of those processes.

                          ARTICLE IV.

                          ELIGIBILITY.

     4.1 Annual Eligibility Determination. Promptly after receiving notice that a Bonus Pool will be formed for a particular Plan Year, the CEO shall recommend to the Executive Committee those employees of the Corporation the CEO then regards as Key Employees. The Executive Committee shall select some or all of such recommended Key Employees as Participants eligible to receive an Incentive Award for a Plan Year, if both Corporate and Individual Objectives are met.

     4.2 Newly Hired Employees. Any person hired by the Corporation as an executive employee during the course of a Fiscal Year may be designated by the Executive Committee as a Participant for the Fiscal Year for purposes of this Plan upon recommendation of the CEO. In the event the Executive Committee makes a newly hired Key Employee a Participant for a Plan Year, the Executive Committee shall determine that amount of Base Salary of that newly eligible Participant which shall be taken into account for the Plan Year and the Executive Committee may, but shall not be required to, adjust the Bonus Pool for that Year to reflect the addition of a Participant.

                           ARTICLE V.

                   FORMATION OF A BONUS POOL.

     The Executive Committee shall promptly review the recommendation of the CEO and the Executive Committee shall set the amount of the Bonus Pool available for Incentive Awards should Corporate and Individual Objectives be met for the Fiscal Year. The Executive Committee may determine the portion, if any, of the Bonus Pool which shall be paid in the form of shares of Common Stock. If the Executive Committee does not designate a portion to be paid in the form of shares of Common Stock, the Bonus Pool shall be paid entirely in the form of cash. If some or all of the Bonus Pool is to be paid in the form of shares of Common Stock, the value assigned to each share shall be the closing trading price on the day the Bonus Pool is formed (or if not traded on that day, the closing price on the trading day next preceding the formation of the Bonus Pool).

                          ARTICLE VI.

     ESTABLISHMENT OF CORPORATE AND INDIVIDUAL OBJECTIVES.

     6.1 Corporate Objectives. The Executive Committee shall promptly review the recommendations of the CEO with respect to Targets for EPS, ROE, Efficiency Ratios and each other factor determined appropriate by the Executive Committee as well as the relative weighting to be given to each particular Target. The Executive Committee shall set the Corporate Objectives to be attained for that Plan Year and the relative weight to be assigned to each component Target thereof.



     6.2 Individual Objectives. The Executive Committee shall adopt the system, process and goals of rating the performance of executive employees then in effect for the Corporation as applied to the respective Participants as the Individual Objectives for each such Participant.

                          ARTICLE VII.

               DETERMINATION OF INCENTIVE AWARDS.

     7.1 Attainment of Corporate Objectives. At or after, but in no event later than seventy-five (75) days after, the end of the Plan Year for which performance is measured, the Executive Committee shall determine whether any or all of the Targets comprising the Corporate Objectives have been achieved for the Plan Year. If all Targets have been achieved, the Attained Bonus Pool shall be equal to the Bonus Pool set for the Plan Year. If fewer than all Targets shall have been met, the Executive Committee shall multiply the amount of the Bonus Pool set for the Plan Year by the sum of the weighted percentage(s) of all Targets which have been achieved for the Plan Year to determine the Attained Bonus Pool.

     7.2  Attainment of Individual Objectives.

     (a) For Participants Other Than The CEO. At or after, but in no event later than seventy-five (75) days after, the end of the Plan Year for which performance is measured, the Executive Committee shall review the report of the CEO as to the Individual Ratings for all Participants other than the CEO and determine which, if any, such Participants are Eligible Participants.

     (b) For the CEO. At the time of the review in Section 7.2(a), the Executive Committee shall rate the performance of the CEO and, should that rating equal or exceed Very Capable (or its equivalent), the CEO shall be deemed an Eligible Participant.

     If any Participant does not achieve the specified minimum
Individual Rating for a Plan Year, that Participant shall not be entitled to receive an Incentive Award for that Plan Year notwithstanding that all Corporate Objectives for the Plan Year have been met.

     7.3 Amount and Form of Payment of Incentive Award. The amount payable as an Incentive Award to an Eligible Participant shall be determined by multiplying the Attained Bonus Pool for the Plan Year by a fraction, the numerator of which is the Current Salary of the Eligible Participant and the denominator of which is the sum of the Current Salaries of all Eligible Participants. If the Bonus Pool has been designated under
Article V to include shares of Common Stock the form of payment of the Incentive Award shall be in cash and a certificate representing shares of Common Stock in the respective portions determined by separately multiplying the above fraction applicable to each Eligible Participant by the cash and Common Stock portions of the Attained Bonus Pool.

                         ARTICLE VIII.

                        SPECIAL AWARDS.

     In addition to any amounts set aside in the Bonus Pool for a particular Plan Year, the Executive Committee, in its sole discretion on its own action or following recommendation of the CEO, may grant an additional Incentive Award for a Plan Year to any one or more Eligible Participants who, in the sole discretion of the Executive Committee, have achieved exemplary performance.

                          ARTICLE IX.

                    CONDITIONS FOR FUNDING.

     In addition to any other limitation under this Plan or as may be imposed from time to time by the Executive Committee, no Incentive Awards shall be paid under this Plan for any Fiscal Year unless each of the following conditions has been satisfied during that Fiscal Year:

     (a) The Corporation shall not have violated any significant debt covenant, or any other covenant the Executive Committee determines to be "significant", included in any credit or loan agreement to which the Corporation or any Subsidiary is a party, unless such violation has been waived or cured by the end of the Fiscal Year, and will not violate any such covenant by payment of the aggregate Incentive Awards earned by participants during the Fiscal Year.

     (b) The Corporation shall have had positive after-tax earnings for the Fiscal Year, as determined in financial statements audited by the Corporation's accountants; and

     (c )   If the total amount of the Incentive Awards earned by
Participants with respect to any Fiscal Year must be reduced in order to satisfy either of the foregoing limitations, then each Participant's Incentive Award for the Fiscal Year shall be proportionately reduced. This reduction shall be accomplished by multiplying the Incentive Award payment earned by the Participant under Article VI by a fraction, the numerator of which is the maximum aggregate amount which may be paid by the Corporation as Incentive Awards under this Article IX and the denominator of which is the sum of all of the Incentive Award payments earned under this Plan by all Participants for the Fiscal Year.

                           ARTICLE X.

                       PAYMENT OF AWARD.


     Subject to the provisions of Article XI below, all of the Incentive Awards earned by Participants under this Plan with respect to any Fiscal Year shall be paid to the respective Participants in a single distribution no later than seventy-five
(75) days after the end of the Plan Year for which performance is measured, provided however, Incentive Awards for a Plan Year may be made prior to such time (including during the Plan Year) if the Executive Committee determines all applicable Targets, Individual Ratings and any other performance measures in effect for such Plan Year have been met or exceeded.

                          ARTICLE XI.

                   TERMINATION OF EMPLOYMENT.

     11.1 Except as provided in this Article XI, a Participant must be employed by the Corporation on the date the Incentive
Award payments for that Fiscal Year are distributed in order to receive an Incentive Award.

     11.2 If a Participant should retire under the terms of the Corporation's retirement plan, or terminate his or her employment by reason of a serious illness or disability, during a Fiscal Year or prior to the date Incentive Award payments for that Fiscal Year are distributed, the Executive Committee may, in its discretion, permit the Participant to receive a pro rata portion of the Incentive Award such Participant would otherwise have earned with respect to that Fiscal Year.

     11.3 If a Participant should die during the course of a Fiscal Year, or prior to the date the Incentive Award payments for that Fiscal Year are distributed, the Executive Committee may, in its discretion, permit the Participant's Beneficiary to receive a pro rata portion of the Incentive Award which the Participant would otherwise have earned with respect to the Fiscal Year.

     11.4 If a Participant terminates his or her employment with the Corporation (or any Subsidiary) for any reason other than death, serious illness, disability or retirement, during a Fiscal Year (or prior to the date on which the Incentive Awards for a Fiscal Year are distributed) the Participant shall forfeit any right to receive an Incentive Award for such Fiscal Year.

     11.5 Notwithstanding Section 11.4, in the event that control of the Corporation is transferred, whether by sale of outstanding shares of the Corporation's common stock, merger, consolidation, or a sale of the Corporation's assets, all Individual and Corporate Objectives for the Plan Year shall be deemed achieved and all Incentive Awards of each Participant shall be paid within 180 days of the transfer of control unless, prior to such payment, the Participant has a Termination for Cause.


     11.6 In the event the Executive Committee determines that a Participant has committed a material violation of any work rule, confidentiality policy or similar policy or rule of the Corporation during a Fiscal Year, the Executive Committee may, in its discretion, declare that the Participant has forfeited the right to receive any Incentive Award under this Plan for the Fiscal Year, without regard to whether or not the Participant's employment has been terminated.

                          ARTICLE XII.

                         MISCELLANEOUS.

     12.1 Non-Assignability.   No right to Incentive Award
granted under this Plan shall be assignable or transferable by the Participant. During the life of the Participant, any payments made with respect to a Participant's Incentive Award shall be made only to such Participant.

     12.2 Withholding Taxes. The Corporation shall have the right to withhold from any payments to be made to a Participant under the terms of the Plan an amount sufficient to satisfy the Corporation's obligations under any federal, state and local withholding tax requirements applicable to such payments. In the event an Incentive Award is paid in the form of a combination of cash and shares of Common Stock, the withholding obligation shall be satisfied by first withholding from the cash portion and, to the extent then necessary, withholding against the portion otherwise payable in the form of shares of Common Stock.

     12.3 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such Participant.

     12.4 Non-Uniform Determinations. Since it is the intent of this Plan to reward extraordinary performance by the Participants, any determinations made by the Executive Committee and the Administrative Committee under this Plan (including without limitation determinations of the persons eligible to receive Incentive Awards, the amount of such awards, and the terms and provisions of such awards) need not be uniform and may be made by the Executive Committee selectively among persons who receive, or are eligible to receive, Incentive Awards under this Plan, whether or not such persons are similarly situated.

     12.5 No-Continuing Right to Participate. A Participant shall not have any right to receive an Incentive Award for a Fiscal Year merely because he or she was granted an Incentive Award for a prior Fiscal Year. The right to participate in the Plan shall be subject to a new determination by the Executive Committee each Fiscal Year, and participation in the Plan during any one Fiscal Year shall not confer any rights with respect to any subsequent Fiscal Year.

     12.6 Unfunded Plan. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Corporation for payment of any Incentive Awards hereunder. No Participant or other person shall have any interest in any particular assets of the Corporation by reason of the Incentive Awards granted under the Plan or any right to receive any related payment under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to the Incentive Awards payable under the Plan. If the Executive Committee determines it appropriate, cash and/or certificates representing shares to be distributed as Incentive Awards may be deposited in a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended, and amounts distributed by the trustee thereof when and as instructed by the Executive Committee.

     12.7 Effect on Other Compensation Plans. Any amounts paid to a Participant as an Incentive Award under this Plan shall be included in the Participant's compensation for purposes of determining his or her level of benefits under any retirement plan or other employee benefit plan of the Corporation.

     12.8 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Corporation, its assigns, and any successor Corporation which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his or her Beneficiary, assigns, heirs, executors and administrators. In the event that ownership of the Corporation is to be transferred, whether by a sale of the Corporation's capital stock, by merger or consolidation, or by means of a sale of the Corporation's principal assets (including the stock of its Subsidiaries), and the successor corporation does not agree to assume this Plan and honor all Incentive Awards granted with respect to the Fiscal Year in which the transfer is to occur, as well as all Incentive Awards for any previous Fiscal Year which have been earned but not yet paid out to Participants pursuant to Section 10.1, the Executive Committee may provide that each participant shall, prior to the effective date of the change in ownership, be paid an amount equal to the sum of the Incentive Awards which would have been payable to the Participant for each such full Fiscal Year, if all Targets comprising the Corporate Objectives and each Individual Objective had been achieved.

     12.9 Applicable Law. This Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws and to the extent not preempted by federal laws. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     12.10 Captions. The captions of Articles and Sections of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

     12.11 Amendment or Termination of the Plan. The Executive Committee may, with the approval of the Board of Directors, at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable. The termination or amendment of this Plan shall not, without the consent of any Participant, affect such Participant's rights under a Bonus Pool previously formed. In the event the Executive Committee terminates the Plan, it may, with the approval of the Board of Directors, direct that each Participant receive a payment equal to a prorated portion of the Incentive Award which would have been earned for the Fiscal Year had the Plan not been terminated. The determination of the amount of such payments shall be made by the Executive Committee in its sole discretion.

     12.12 Compliance with Securities Laws. The Executive Committee may hold certificates representing distributions, attach legends to certificates, require representations from Participants and take such other actions as the Executive Committee determines necessary and advisable to ensure or enhance compliance of the Plan, the Corporation or any Participant with applicable federal and state securities laws.


ATTEST:                          BT FINANCIAL CORPORATION


/s/ Laura L. Roth                By: /s/ John H. Anderson
--------------------------------    -----------------------------
Laura L. Roth , Secretary and    John H. Anderson, Chairman and
Assistant Treasurer              Chief Executive Officer

Date of Adoption by the Board of Directors of BT Financial
Corporation:

July 24, 1996

                           SCHEDULE A

                  BENEFICIARY DESIGNATION FORM

                    BT Financial Corporation
           Key Management Incentive Compensation Plan


Employee Name:

Social Security No.:

BENEFICIARY DESIGNATION

Under the provisions of the Plan, I designate the following person(s) as my primary beneficiary or beneficiaries, who shall receive any amounts payable in the event of my death, by reason of Incentive Awards I may have been granted under the Plan. If I designate more than one primary beneficiary and if any such primary beneficiary does not survive me, then the share of the deceased beneficiary shall be distributed pro rata to the remaining primary beneficiary or beneficiaries.

Primary Beneficiary

Name:                         Relationship:            % Share:


Address:



NOTE:   You may change the person(s) designated as your
beneficiary or beneficiaries at any time by filing a new
Beneficiary Designation Form with the Administrative Committee.

In the event said primary beneficiary or beneficiaries does (do) not survive me, my interest shall be paid to the following named secondary beneficiary:

Secondary Beneficiary

Name:                         Relationship:            % Share:


Address:


In the event that there is no primary or secondary beneficiary alive prior to full distribution of my benefits, the remaining benefits will be distributed in the manner provided for in the Plan.

Any previous beneficiary designation election made by me, whether or not received by the Committee, is hereby revoked.

Date:
                                   Signature of Employee


                                   Print Name

Received by the Committee:

Date:
                       SCHEDULE B

            KEY EMPLOYEE INCENTIVE COMPENSATION PLAN
          BONUS POOL AND TARGETS FOR FISCAL YEAR 1996


Dear Participant:

     You have been designated as a Participant in the Key Employee Incentive Compensation Plan for Fiscal Year 1996 (the Fiscal and Plan Years are the same). The maximum Bonus Pool available to all Participants has been designated by the
Executive Committee as                              , payable 50%
in cash and 50% in Common Stock. All payments are contingent upon the attainment of Corporate and Individual Objectives.

     For 1996, the Individual Objectives are to attain a rating of Very Capable or greater under the Corporation's Management Performance Appraisal System. If you do not receive a Very Capable rating, you will not be eligible to share in the Bonus Pool.

     For 1996, the Corporate Objectives are:

          a.   Earnings per Share of $    .   ;

          b.   Return on Equity of       %; and

          c.   Efficiency Ratios of          .

Each of the above is a Target and achievement of each Target is weighted as one-third of the Bonus Pool.

     An illustration of the Plan is as follows assuming all Targets and Individual Objectives are met:

          Bonus Pool ($400,000) multiplied by a
          fraction of your salary over the salary of all other Participants. If your salary is $80,000 and all salaries total $1,600,000, your potential Incentive Award is $20,000, payable as $10,000 in cash and $10,000 worth of BT Common Stock. Any required withholding for federal, state or local income tax will be made from the cash portion of the distribution.

We hope you recognize the opportunities afforded by the Plan and join with us in achieving the Corporate Objectives, as well as your Individual Objective, for the coming year.